POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each of CCB Financial Corporation, and the several undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints Ernest C. Roessler and W. Harold Parker, or either of them, its and his or her true and lawful attorneys, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, (a) Registration Statements on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of Common Stock of CCB Financial Corporation, par value $5.00 per share, to be issued pursuant to the 1993 Nonstatutory Stock Option Plan and the 1993 Management Recognition Plan for CCB Savings Bank of Lenoir, Inc., SSB adopted by CCB Financial Corporation for the benefit of the directors and employees of certain of its subsidiary corporations and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statements"), (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of CCB Financial Corporation and said officers and directors hereby grants to said attorneys, or any of them, full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as CCB Financial Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of CCB Financial Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

            IN WITNESS WHEREOF, CCB Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                              CCB FINANCIAL CORPORATION
                              (Registrant)

                                   By:  /s/ Ernest C. Roessler
                                    Ernest C. Roessler

                                   Date:   May 11, 1994

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      Signature                    Title       Date
/s/ Ernest C. Roessler          President and  May 11, 1994
Ernest C. Roessler              Director
                                (Principal
                                Executive
                                Officer)

/s/ W. Harold Parker, Jr.       Senior Vice    May 11, 1994
W. Harold Parker, Jr.           President and
                                Controller
                                (Principal
                                Financial and
                                Accounting
                                Officer)

/s/ W. L. Burns, Jr.            Chairman of    May 11, 1994
W. L. Burns, Jr.                the Board

J. Harper Beall, III            Director       ______, 1994

/s/ James B. Brame, Jr.         Director       May 11, 1994
James B. Brame, Jr.

/s/ Timothy B. Burnett          Director       May 11, 1994
Timothy B. Burnett

/s/ Arthur W. Clark             Director       May 11, 1994
Arthur W. Clark

/s/ Kinsley van R. Dey          Director       May 11, 1994
Kinsley van R. Dey

/s/ Frances Hill Fox            Director       May 11, 1994
Frances Hill Fox

T. E. Haigler, Jr.              Director       ______, 1994

/s/ George R. Herbert           Director       May 11, 1994
George R. Herbert

Edward S. Holmes                Director       ______, 1994
Owen G. Kenan

Eugene J. McDonald              Director       ______, 1994

Hamilton W. McKay, Jr., M.D.    Director       ______, 1994

/s/ Eric B. Munson              Director       May 11, 1994
Eric B. Munson

John B. Stedman                 Director       ______, 1994

H. Allen Tate, Jr.              Director       ______, 1994

/s/ Phail Wynn, Jr.             Director       May 11, 1994
Dr. Phail Wynn, Jr.